Exhibit s.4

POWER OF ATTORNEY

I, the undersigned Trustee of the registered investment companies listed on Schedule A attached hereto (each, a “Fund”), hereby constitute and appoint each of Wu-Kwan Kit, Ryan G. Leshaw, David C. Sullivan and Adam T. Teufel, and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to him to sign for me, and in my name and in the capacities indicated below, any Registration Statement of any Fund on Form N-2 or Form N-14, all Pre-Effective Amendments to any such Registration Statement of such Fund, any and all subsequent Post-Effective Amendments to such Registration Statement, including, without limitation, pursuant to Rule 462(d), any and all supplements or other instruments in connection therewith, and any subsequent Registration Statements for the same offering which may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the securities regulators of the appropriate states and territories and any other regulatory authority having jurisdiction over the issuance of rights and the offer and sale of shares of beneficial interest of the Fund, any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended (the “1940 Act”), the Investment Advisers Act of 1940, as amended, the Commodities Exchange Act, as amended, the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act), and the rules thereunder, and/or any rules or regulations passed or adopted by the New York Stock Exchange or any other exchange on which a Fund’s shares trade (an “Exchange”), the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority a Fund is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or law of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction (collectively, the “Securities and Commodities Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, an Exchange, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories, and generally to do all such things in my name and on my behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Securities and Commodities Laws and all related requirements, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date

/s/ Joseph Baker Kittredge, Jr.	Trustee	June 13, 2020
Joseph Baker Kittredge, Jr.

SCHEDULE A

FUND NAME AND SYMBOL*

1.	PCM FUND, INC.	PCM
2.	PIMCO CALIFORNIA MUNICIPAL INCOME FUND	PCQ
3.	PIMCO CALIFORNIA MUNICIPAL INCOME FUND II	PCK
4.	PIMCO CALIFORNIA MUNICIPAL INCOME FUND III	PZC
5.	PIMCO CORPORATE & INCOME STRATEGY FUND	PCN
6.	PIMCO CORPORATE & INCOME OPPORTUNITY FUND	PTY
7.	PIMCO DYNAMIC CREDIT AND MORTGAGE INCOME FUND	PCI
8.	PIMCO DYNAMIC INCOME FUND	PDI
9.	PIMCO ENERGY AND TACTICAL CREDIT OPPORTUNITIES FUND	NRGX
10.	PIMCO GLOBAL STOCKSPLUS & INCOME FUND	PGP
11.	PIMCO HIGH INCOME FUND	PHK
12.	PIMCO INCOME OPPORTUNITY FUND	PKO
13.	PIMCO INCOME STRATEGY FUND	PFL
14.	PIMCO INCOME STRATEGY FUND II	PFN
15.	PIMCO MUNICIPAL INCOME FUND	PMF
16.	PIMCO MUNICIPAL INCOME FUND II	PML
17.	PIMCO MUNICIPAL INCOME FUND III	PMX
18.	PIMCO NEW YORK MUNICIPAL INCOME FUND	PNF
19.	PIMCO NEW YORK MUNICIPAL INCOME FUND II	PNI
20.	PIMCO NEW YORK MUNICIPAL INCOME FUND III	PYN
21.	PIMCO STRATEGIC INCOME FUND, INC.	RCS
22.	PIMCO MANAGED ACCOUNTS TRUST	PMAT
23.	PIMCO FLEXIBLE CREDIT INCOME FUND	PFLEX
24.	PIMCO FLEXIBLE MUNICIPAL INCOME FUND	PMFLX
25.	PIMCO DYNAMIC INCOME OPPORTUNITIES FUND	PDO

*While one ticker symbol per Fund is listed, this Power of Attorney covers all ticker symbols of each Fund.